Exhibit 99.1

ESSEX
PROPERTY TRUST, INC.

FOURTH QUARTER AND FULL-YEAR 2021
Earnings Release & Supplemental Financial Information

SILVER
268 Apartment Homes
San Jose, CA

333
SILVER

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

INVESTOR RELATIONS
Rylan Burns, GVP of Private Equity & Finance
(650) 655-7800

Essex Announces Fourth Quarter and Full-Year 2021 Results and 2022 Guidance

San Mateo, California—February 2, 2022—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter and full-year 2021 earnings results and related business activities.
Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended and year ended December 31, 2021 are detailed below.
	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2021	2020	Change	2021	2020	Change
Per Diluted Share
Net Income	$2.10	$1.47	42.9%	$7.51	$8.69	-13.6%
Total FFO	$4.30	$3.24	32.7%	$13.98	$12.78	9.4%
Core FFO	$3.25	$3.02	7.6%	$12.49	$12.82	-2.6%

Fourth Quarter and Full-Year Highlights:

•
Reported Net Income per diluted share for the fourth quarter of 2021 of $2.10, compared to $1.47 in the fourth quarter of 2020. For the full-year, the Company reported Net Income per diluted share of $7.51.

•
Reported Total FFO per diluted share of $4.30, a 32.7% increase over the fourth quarter of 2020. The increase is primarily attributed to an unrealized gain related to the Company’s investment in technology co-investments and a one-time legal settlement.

•
Core FFO per diluted share improved by 7.6% compared to the fourth quarter of 2020. For the full-year, Core FFO per diluted share declined by 2.6%, exceeding the high-end of the Company’s original guidance range.

•
Achieved same-property gross revenue and net operating income (“NOI”) growth of 4.0% and 4.7%, respectively, compared to the fourth quarter of 2020. For the full-year, same-property gross revenue and NOI declined by 1.2% and 2.7%, respectively, both exceeding the high-end of the Company’s original guidance range.

•	On a sequential basis, same-property revenues and NOI improved by 1.6% and 3.5%, respectively, representing a second consecutive quarter of positive improvement.

•
Acquired or increased ownership interest in four apartment communities during the fourth quarter of 2021 for a total contract price of $347.5 million. For the full-year, the Company acquired or increased its ownership interest in six apartment communities for a total contract price of $432.3 million, exceeding the midpoint of the Company’s full-year guidance range.

•	For the full-year, the Company sold four apartment communities for a total contract price of $330.0 million.

•
Committed $60.0 million in two structured finance investments in the fourth quarter of 2021. For the full-year, the Company committed $117.2 million in five structured finance investments at a weighted average return of 11.2%.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased to report Core FFO that exceeded our expectations for the fourth quarter and all of 2021, despite persistent headwinds from pandemic-related regulatory challenges. Our results reflect a remarkable year of rent growth for Southern California and solid positive momentum in Northern California and Seattle. We attribute our progress to improving economic conditions, including better job growth compared to the U.S., record job openings for the largest tech employers in the Essex markets, and record venture capital investment,” commented Michael J. Schall, President and CEO of the Company.
Same-Property Operations
Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020, and the sequential percentage change for the quarter ended December 31, 2021 compared to the quarter ended September 30, 2021, by submarket for the Company:

	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	% of Total
	Revenue Change	Revenue Change	Q4 2021 Revenues
Southern California
Los Angeles County	9.0%	3.4%	18.7%
Orange County	9.6%	2.1%	11.9%
San Diego County	5.6%	-3.0%	8.9%
Ventura County	7.8%	1.0%	4.3%
Total Southern California	8.3%	1.5%	43.8%
Northern California
Santa Clara County	-0.4%	2.6%	17.6%
Alameda County	1.6%	2.7%	6.5%
San Mateo County	-4.9%	1.3%	4.8%
Contra Costa County	2.8%	-1.8%	5.8%
San Francisco	-1.2%	-1.7%	2.8%
Total Northern California	-0.2%	1.4%	37.5%
Seattle Metro	3.4%	2.3%	18.7%
Same-Property Portfolio	4.0%	1.6%	100.0%

The table below illustrates the components that drove the change in Same-Property Revenues on a year-over-year basis for the fourth quarter and full-year 2021.
	Q4 2021 vs. Q4 2020		YTD 2021 vs. YTD 2020
Same-Property Revenue Components	$ Amount (in Millions)	% Contribution	$ Amount (in Millions)	% Contribution
Prior-Period Same-Property Revenues	$317.5		$1,304.4
Scheduled Rents	6.7	2.1%	-20.0	-1.5%
Delinquencies	2.5	0.8%	1.2	0.1%
Cash Concessions	5.2	1.6%	-5.3	-0.4%
Vacancy	-1.6	-0.5%	6.1	0.5%
Other Income	0.0	0.0%	1.8	0.1%
2021 Same-Property Revenues/Change	$330.3	4.0%	$1,288.2	-1.2%

	Year-Over-Year Change			Year-Over-Year Change
	Q4 2021 compared to Q4 2020			YTD 2021 compared to YTD 2020
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	8.3%	3.4%	10.6%	3.2%	1.9%	3.7%
Northern California	-0.2%	1.2%	-0.9%	-5.6%	2.7%	-8.9%
Seattle Metro	3.4%	3.0%	3.7%	-1.7%	2.4%	-3.5%
Same-Property Portfolio	4.0%	2.5%	4.7%	-1.2%	2.3%	-2.7%

	Sequential Change
	Q4 2021 compared to Q3 2021
	Revenues	Operating Expenses	NOI
Southern California	1.5%	-2.7%	3.3%
Northern California	1.4%	-2.0%	3.0%
Seattle Metro	2.3%	-3.3%	5.1%
Same-Property Portfolio	1.6%	-2.6%	3.5%

	Financial Occupancies
	Quarter Ended
	12/31/2021	9/30/2021	12/31/2020
Southern California	96.2%	97.1%	96.8%
Northern California	96.1%	95.9%	96.5%
Seattle Metro	95.7%	95.8%	95.8%
Same-Property Portfolio	96.1%	96.4%	96.5%

Investment Activity
Real Estate
In October 2021, Wesco VI, LLC (“Wesco VI”), a joint venture in which the Company owns a 50.0% interest, acquired Monterra in Mill Creek, a 139-unit apartment home community located in Mill Creek, WA for a total contract price of $55.0 million. In November 2021, Wesco VI acquired The Rexford, a 203-unit apartment home community located in Fremont, CA for a total contract price of $112.5 million.
In November 2021, the Company purchased a managing interest in a single asset entity owning a 179-unit apartment home community located in Vista, CA for a contract price of $44.0 million, at the Company’s pro rata share.
In December 2021, the Company acquired Canvas, a 123-unit apartment home community located in Seattle, WA for a total contract price of $47.6 million.
In January 2022, Wesco VI acquired a 379-unit apartment home community located in Woodland Hills, CA for a total contract price of $183.0 million.

Other Investments
In November 2021, the Company converted $11.0 million of its existing preferred equity investment in Silver, a 268-unit apartment home community located in San Jose, CA, into a 58.0% common equity interest in the property. The Company will retain $13.5 million of its preferred equity investment in the property at a preferred return of 8.0%. The property is encumbered by $100.0 million of mortgage debt at a rate of 3.15%.
In the fourth quarter of 2021, the Company originated two structured finance investments totaling $60.0 million. The first is a $50.0 million subordinated loan earning an 11.0% interest rate and the second is a $10.0 million preferred equity investment earning an initial preferred return of 11.0%. The subordinated loan investment will not begin funding until the second quarter of 2022 and the preferred equity investment is expected to be fully funded by the second quarter of 2022.
In the fourth quarter of 2021, the Company received total cash proceeds of $35.7 million from the full redemption of a subordinated loan investment and the partial redemption of two preferred equity investments.
Development Activity
In the fourth quarter of 2021, the Company’s sole development property in lease-up, Wallace on Sunset, a 200-unit apartment home community located in Hollywood, CA, reached stabilization.
Liquidity and Balance Sheet
Common Stock
In the fourth quarter of 2021, the Company did not issue any shares of common stock through its equity distribution program or repurchase any shares through its stock repurchase plan.
Balance Sheet
As of January 31, 2022, the Company has approximately $1.2 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

2022 Full-Year Guidance and Key Assumptions
Per Diluted Share	Range	Midpoint
Net Income	$4.62 - $5.10	$4.86
Total FFO	$13.46 - $13.94	$13.70
Core FFO	$13.46 - $13.94	$13.70

U.S. Economic Assumptions
GDP Growth	3.7%
Job Growth	2.9%

ESS Markets Economic Assumptions
Job Growth	4.1%
Market Rent Growth	7.7%

Estimated Same-Property Portfolio Growth based on 49,369 Apartment Homes		Midpoint Cash-Basis	Midpoint GAAP-Basis
Revenues	7.0% to 8.5%	7.8%	8.3%
Operating Expenses	3.5% to 4.5%	4.0%	4.0%
Net Operating Income	8.0% to 10.8%	9.4%	10.2%

2022 Core FFO Per Diluted Share Guidance Range versus Full-Year 2021
The table below provides a summary of income statement changes between the Company’s 2021 Core FFO per diluted share and its 2022 Core FFO per diluted share guidance range.
2022 Core FFO Per Diluted Share Guidance versus 2021	Low-End	High-End
2021 Core FFO Per Diluted Share	$12.49	$12.49
NOI from Consolidated Communities, Excluding Straight-Line Concessions	1.25	1.62
Change in Straight-Line Concessions from Consolidated Communities	0.12	0.05
Net Interest Expense	(0.09)	(0.01)
Interest and Other Income	(0.10)	(0.07)
FFO from Co-Investments	(0.11)	(0.05)
G&A and Other	(0.03)	(0.02)
Impact from Weighted Average Shares Outstanding	(0.07)	(0.07)
2022 Core FFO Per Diluted Share Guidance	$13.46	$13.94

Other Key Assumptions
•	Acquisitions of $500 - $700 million, subject to market conditions and cost of capital.
•	Dispositions of $100 - $300 million, subject to cost of capital.
•	Structured finance commitments of $50 - $150 million.
•	Redemptions of structured finance investments expected to be approximately $350 million in 2022.
•
Total development spending in 2022 for existing projects under construction is expected to be approximately $30 million at the Company’s pro rata share. The Company does not currently plan to start any new developments during 2022.

•	Revenue generating capital expenditures are expected to be approximately $100 million at the Company’s pro rata share.

For additional details regarding the Company’s 2022 FFO guidance range, please see page S-14 of the supplemental financial information. For the first quarter of 2022, the Company has established a guidance range of Core FFO per diluted share of $3.24 to $3.36.
Conference Call with Management
The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, February 3, 2022 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.
A rebroadcast of the call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2021 earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13726045. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.
Corporate Profile
Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 253 apartment communities comprising approximately 62,000 apartment homes with an additional 2 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.
This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.
FFO RECONCILIATION
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.
The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and years ended December 31, 2021 and 2020 (dollars in thousands, except for share and per share amounts):
	Three Months Ended		Year Ended
	December 31,		December 31,
Funds from Operations attributable to common stockholders and unitholders	2021	2020	2021	2020
Net income available to common stockholders	$136,874	$95,745	$488,554	$568,870
Adjustments:
Depreciation and amortization	132,179	130,127	520,066	525,497
Gains not included in FFO	-	(25,716)	(145,253)	(301,886)
Impairment loss	-	1,825	-	1,825
Depreciation and amortization from unconsolidated co-investments	16,467	13,403	61,059	51,594
Noncontrolling interest related to Operating Partnership units	4,788	3,369	17,191	19,912
Depreciation attributable to third party ownership and other	(159)	(132)	(571)	(539)
Funds from operations attributable to common stockholders and unitholders	$290,149	$218,621	$941,046	$865,273
FFO per share – diluted	$4.30	$3.24	$13.98	$12.78
Expensed acquisition and investment related costs	$39	$1,487	$203	$1,591
Deferred tax expense (income) on unrealized gain on unconsolidated co-investment (1)	10,277	(105)	15,668	1,531
Gain on sale of marketable securities	(901)	(2,007)	(3,400)	(2,131)
Unrealized gains on marketable securities	(9,332)	(10,300)	(33,104)	(12,515)
Provision for credit losses	251	587	141	687
Equity income from non-core co-investments (2)	(36,336)	(916)	(55,602)	(5,289)
Loss (gain) on early retirement of debt, net	28	(937)	19,010	22,883
Loss (gain) on early retirement of debt from unconsolidated co-investment	7	-	25	(38)
Co-investment promote income	-	-	-	(6,455)
Income from early redemption of preferred equity investments and notes receivable	(209)	-	(8,469)	(210)
Accelerated interest income from maturity of investment in mortgage backed security	-	(11,753)	-	(11,753)
General and administrative and other, net	261	9,316	1,026	14,958
Insurance reimbursements, legal settlements, and other, net	(35,044)	(150)	(35,234)	(81)
Core Funds from operations attributable to common stockholders and unitholders	$219,190	$203,843	$841,310	$868,451
Core FFO per share – diluted	$3.25	$3.02	$12.49	$12.82
Weighted average number of shares outstanding diluted (3)	67,480,346	67,398,487	67,335,261	67,725,692

(1)	Represents deferred tax expense related to net unrealized gains on technology co-investments.
(2)	Represents the Company’s share of co-investment income from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company's common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations
NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Earnings from operations	$101,262	$111,931	$529,995	$491,441
Adjustments:
Corporate-level property management expenses	9,068	8,549	36,188	34,573
Depreciation and amortization	132,179	130,127	520,066	525,497
Management and other fees from affiliates	(2,431)	(2,286)	(9,138)	(9,598)
General and administrative	17,092	23,144	51,838	65,388
Expensed acquisition and investment related costs	39	1,487	203	1,591
Impairment loss	-	1,825	-	1,825
Gain on sale of real estate and land	-	(25,716)	(142,993)	(64,967)
NOI	257,209	249,061	986,159	1,045,750
Less: Non-same property NOI	(26,911)	(29,201)	(94,755)	(129,158)
Same-Property NOI	$230,298	$219,860	$891,404	$916,592

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued impact of the COVID-19 pandemic and related variants on the Company’s business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic and related variants, governmental measures intended to prevent its spread, inflation, labor shortages, supply chain impacts, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic and related variants, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns, which could continue to adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain its investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic and related variants. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations
Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.
Contact Information
Rylan Burns
Group VP of Private Equity & Finance
(650) 655-7800
rburns@essex.com

Q4 2021 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – December 31, 2021	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – December 31, 2021	S-6

Portfolio Summary by County – December 31, 2021	S-7

Operating Income by Quarter – December 31, 2021	S-8

Same-Property Revenue Results by County – Quarters ended December 31, 2021 and 2020, and September 30, 2021	S-9

Same-Property Revenue Results by County – Years ended December 31, 2021 and 2020	S-9.1

Same-Property Operating Expenses – Quarter and Years ended December 31, 2021 and 2020	S-10

Development Pipeline –December 31, 2021	S-11

Capital Expenditures – December 31, 2021	S-12

Co-investments and Preferred Equity Investments – December 31, 2021	S-13

Assumptions for 2022 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis	S-16

2022 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

U.S. Increases in Permitting Activity During the Pandemic	S-17.1

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Operating Results	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except share and per share amounts)	December 31,		December 31,
	2021	2020	2021	2020

Revenues:
Rental and other property	$369,165	$359,787	$1,431,418	$1,486,150
Management and other fees from affiliates	2,431	2,286	9,138	9,598
	371,596	362,073	1,440,556	1,495,748

Expenses:
Property operating	111,956	110,726	445,259	440,400
Corporate-level property management expenses	9,068	8,549	36,188	34,573
Depreciation and amortization	132,179	130,127	520,066	525,497
General and administrative	17,092	23,144	51,838	65,388
Expensed acquisition and investment related costs	39	1,487	203	1,591
Impairment loss	-	1,825	-	1,825
	270,334	275,858	1,053,554	1,069,274
Gain on sale of real estate and land	-	25,716	142,993	64,967
Earnings from operations	101,262	111,931	529,995	491,441
Interest expense, net (1)	(47,849)	(52,625)	(192,351)	(209,900)
Interest and other income	49,988	28,303	98,744	40,999
Equity income from co-investments	51,029	12,998	111,721	66,512
Deferred tax expense on unrealized gain on unconsolidated co-investment	(10,277)	105	(15,668)	(1,531)
(Loss) gain on early retirement of debt, net	(28)	937	(19,010)	(22,883)
Gain on remeasurement of co-investment	-	-	2,260	234,694
Net income	144,125	101,649	515,691	599,332
Net income attributable to noncontrolling interest	(7,251)	(5,904)	(27,137)	(30,462)
Net income available to common stockholders	$136,874	$95,745	$488,554	$568,870

Net income per share - basic	$2.10	$1.47	$7.51	$8.69

Shares used in income per share - basic	65,164,191	65,133,112	65,051,465	65,454,057

Net income per share - diluted	$2.10	$1.47	$7.51	$8.69

Shares used in income per share - diluted	65,331,744	65,145,117	65,088,874	65,564,982

(1)	Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Operating Results	Three Months Ended		Twelve Months Ended
Selected Line Item Detail	December 31,		December 31,
(Dollars in thousands)	2021	2020	2021	2020

Rental and other property
Rental income	$363,979	$353,503	$1,410,197	$1,462,161
Other property	5,186	6,284	21,221	23,989
Rental and other property	$369,165	$359,787	$1,431,418	$1,486,150

Property operating expenses
Real estate taxes	$44,959	$44,647	$180,367	$177,011
Administrative	21,427	21,799	86,901	89,290
Maintenance and repairs	23,958	22,575	91,673	91,566
Utilities	21,612	21,705	86,318	82,533
Property operating expenses	$111,956	$110,726	$445,259	$440,400

Interest and other income
Marketable securities and other income	$5,627	$4,680	$23,065	$15,206
Gain on sale of marketable securities	901	2,007	3,400	2,131
Income from early redemption of notes receivable	192	-	4,939	-
Provision for credit losses	(251)	(587)	(141)	(687)
Unrealized gains on marketable securities	9,332	10,300	33,104	12,515
Accelerated interest income from maturity of investment in mortgage backed security	-	11,753	-	11,753
Insurance reimbursements, legal settlements, and other, net	34,187	150	34,377	81
Interest and other income	$49,988	$28,303	$98,744	$40,999

Equity income from co-investments
Equity (loss) income from co-investments	$(1,343)	$(362)	$(4,832)	$3,938
Income from preferred equity investments	15,169	12,444	56,589	48,357
Equity income from non-core co-investment	36,336	916	55,602	5,289
Legal settlement from unconsolidated co-investment	857	-	857	-
Gain on sale of co-investment communities	-	-	-	2,225
(Loss) gain on early retirement of debt from unconsolidated co-investment	(7)	-	(25)	38
Co-investment promote income	-	-	-	6,455
Income from early redemption of preferred equity investments	17	-	3,530	210
Equity income from co-investments	$51,029	$12,998	$111,721	$66,512

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$4,788	$3,369	$17,191	$19,912
DownREIT limited partners' distributions	2,046	2,114	8,301	8,507
Third-party ownership interest	417	421	1,645	2,043
Noncontrolling interest	$7,251	$5,904	$27,137	$30,462

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Funds From Operations (1)	Three Months Ended December 31,			Twelve Months Ended December 31,
(Dollars in thousands, except share and per share amounts and in footnotes)
	2021	2020	% Change	2021	2020	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$136,874	$95,745		$488,554	$568,870
Adjustments:
Depreciation and amortization	132,179	130,127		520,066	525,497
Gains not included in FFO	-	(25,716)		(145,253)	(301,886)
Impairment loss	-	1,825		-	1,825
Depreciation and amortization from unconsolidated co-investments	16,467	13,403		61,059	51,594
Noncontrolling interest related to Operating Partnership units	4,788	3,369		17,191	19,912
Depreciation attributable to third party ownership and other (2)	(159)	(132)		(571)	(539)
Funds from operations attributable to common stockholders and unitholders	$290,149	$218,621		$941,046	$865,273
FFO per share-diluted	$4.30	$3.24	32.7%	$13.98	$12.78	9.4%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$39	$1,487		$203	$1,591
Deferred tax expense (income) on unrealized gain on unconsolidated co-investment (3)	10,277	(105)		15,668	1,531
Gain on sale of marketable securities	(901)	(2,007)		(3,400)	(2,131)
Unrealized gains on marketable securities	(9,332)	(10,300)		(33,104)	(12,515)
Provision for credit losses	251	587		141	687
Equity income from non-core co-investments (4)	(36,336)	(916)		(55,602)	(5,289)
Loss (gain) on early retirement of debt, net	28	(937)		19,010	22,883
Loss (gain) on early retirement of debt from unconsolidated co-investment	7	-		25	(38)
Co-investment promote income	-	-		-	(6,455)
Income from early redemption of preferred equity investments and notes receivable	(209)	-		(8,469)	(210)
Accelerated interest income from maturity of investment in mortgage backed security	-	(11,753)		-	(11,753)
General and administrative and other, net	261	9,316		1,026	14,958
Insurance reimbursements, legal settlements, and other, net	(35,044)	(150)		(35,234)	(81)
Core funds from operations attributable to common stockholders and unitholders	$219,190	$203,843		$841,310	$868,451
Core FFO per share-diluted	$3.25	$3.02	7.6%	$12.49	$12.82	-2.6%

Weighted average number of shares outstanding diluted (5)	67,480,346	67,398,487		67,335,261	67,725,692

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and twelve months ended December 31, 2021 was $0.7 million and $2.9 million, respectively.

(3)	Represents deferred tax expense related to net unrealized gains on technology co-investments.
(4)	Represents the Company's share of co-investment income from technology co-investments.
(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Balance Sheets
(Dollars in thousands)
	December 31, 2021	December 31, 2020

Real Estate:
Land and land improvements	$3,032,678	$2,929,009
Buildings and improvements	12,597,249	12,132,736
	15,629,927	15,061,745
Less: accumulated depreciation	(4,646,854)	(4,133,959)
	10,983,073	10,927,786
Real estate under development	111,562	386,047
Co-investments	1,177,802	1,018,010
Real estate held for sale	-	57,938
	12,272,437	12,389,781
Cash and cash equivalents, including restricted cash	58,638	84,041
Marketable securities	191,829	147,768
Notes and other receivables	341,033	195,104
Operating lease right-of-use assets	68,972	72,143
Prepaid expenses and other assets	64,964	47,340
Total assets	$12,997,873	$12,936,177

Unsecured debt, net	$5,307,196	$5,607,985
Mortgage notes payable, net	638,957	643,550
Lines of credit	341,257	-
Distributions in excess of investments in co-investments	35,545	-
Operating lease liabilities	70,675	74,037
Other liabilities	393,069	395,174
Total liabilities	6,786,699	6,720,746
Redeemable noncontrolling interest	34,666	32,239
Equity:
Common stock	7	6
Additional paid-in capital	6,915,981	6,876,326
Distributions in excess of accumulated earnings	(916,833)	(861,193)
Accumulated other comprehensive loss, net	(5,552)	(14,729)
Total stockholders' equity	5,993,603	6,000,410
Noncontrolling interest	182,905	182,782
Total equity	6,176,508	6,183,192
Total liabilities and equity	$12,997,873	$12,936,177

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Debt Summary - December 31, 2021
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds public - fixed rate	$5,350,000	3.3%	8.7	2022	$-	$43,188	$43,188	3.6%	0.7%
Unamortized net discounts and debt issuance costs	(42,804)	-	-	2023	300,000	2,945	302,945	3.4%	5.1%
	5,307,196	3.3%	8.7	2024	400,000	3,109	403,109	4.0%	6.7%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	10.6%
Fixed rate - secured	413,562	3.5%	4.3	2026	450,000	99,405	549,405	3.5%	9.2%
Variable rate - secured (1)	224,363	1.1%	16.1	2027	350,000	153,955	503,955	3.3%	8.4%
Unamortized premiums and debt issuance costs, net	1,032	-	-	2028	450,000	68,332	518,332	2.2%	8.7%
Total mortgage notes payable	638,957	2.7%	8.5	2029	500,000	1,456	501,456	4.1%	8.4%
				2030	550,000	1,592	551,592	3.1%	9.2%
Unsecured Lines of Credit				2031	600,000	1,740	601,740	2.3%	10.0%
Line of credit (2)	340,000	1.0%	N/A	2032	650,000	1,903	651,903	2.6%	10.9%
Line of credit (3)	1,257	1.0%	N/A	Thereafter	600,000	127,246	727,246	3.2%	12.1%
Total lines of credit	341,257	1.0%	N/A	Subtotal	5,350,000	637,925	5,987,925	3.2%	100.0%
				Debt Issuance Costs	(32,913)	(1,466)	(34,379)	NA	NA
Total debt, net	$6,287,410	3.1%	8.5	(Discounts)/Premiums	(9,891)	2,498	(7,393)	NA	NA
				Total	$5,307,196	$638,957	$5,946,153	3.2%	100.0%

Capitalized interest for the three and twelve months ended December 31, 2021 was approximately $1.2 million and $6.2 million, respectively.
(1)	$224.4 million of variable rate debt is tax exempt to the note holders.
(2)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in September 2025 with three 6-month extensions, exercisable at the Company's option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.775%.

(3)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2023. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.775%.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2021
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,287,410
				Debt to Total Assets:	36%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,248
Limited partnership units (1)			2,239
Options-treasury method			85	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,572

Common stock price per share as of December 31, 2021			$352.23
				Interest Coverage:	514%	> 150%
Total equity capitalization			$23,800,886

Total market capitalization			$30,088,296	Unsecured Debt Ratio (2):	272%	> 150%

Ratio of debt to total market capitalization			20.9%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	6.3
Moody's	Baa1	Stable
Standard & Poor's	BBB+	Stable		Unencumbered NOI to Adjusted Total NOI:	94%

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.
(1)   Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
(2)   Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(3)   Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Portfolio Summary by County as of December 31, 2021
	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (5)	Consolidated	Unconsolidated Co-investments (4)	Total (5)

Southern California
Los Angeles County	9,327	1,418	-	10,745	$2,477	$2,199	$2,457	17.9%	13.1%	17.5%
Orange County	5,439	1,149	-	6,588	2,398	2,119	2,371	11.3%	11.2%	11.3%
San Diego County	4,824	795	264	5,883	2,159	2,155	2,159	8.7%	6.8%	8.5%
Ventura County and Other	2,600	693	-	3,293	2,040	2,360	2,080	4.9%	8.5%	5.2%
Total Southern California	22,190	4,055	264	26,509	2,337	2,198	2,325	42.8%	39.6%	42.5%

Northern California
Santa Clara County (6)	8,749	1,774	-	10,523	2,718	2,694	2,715	19.6%	16.2%	19.3%
Alameda County	3,959	1,512	-	5,471	2,481	2,468	2,479	8.0%	15.6%	8.6%
San Mateo County	2,454	195	107	2,756	2,850	3,472	2,874	4.9%	2.5%	4.7%
Contra Costa County	2,619	-	-	2,619	2,499	-	2,499	5.4%	0.0%	5.0%
San Francisco	1,342	537	-	1,879	2,764	3,145	2,828	2.7%	5.5%	2.9%
Total Northern California	19,123	4,018	107	23,248	2,659	2,704	2,663	40.6%	39.8%	40.5%

Seattle Metro	10,341	2,184	-	12,525	1,968	1,906	1,962	16.6%	20.6%	17.0%

Total	51,654	10,257	371	62,282	$2,383	$2,331	$2,379	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended December 31, 2021, divided by the number of apartment homes as of December 31, 2021.

(2)	Represents the percentage of actual NOI for the quarter ended December 31, 2021. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes development communities with no rental income.
(4)	Co-investment amounts weighted for Company's pro rata share.
(5)	At Company's pro rata share.
(6)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q4 '21	Q3 '21	Q2 '21	Q1 '21	Q4 '20

Rental and other property revenues:
Same-property	47,090	$330,330	$325,153	$314,949	$317,806	$317,473
Acquisitions (2)	2,091	14,850	14,789	13,948	13,673	13,924
Development (3)	1,168	8,783	8,055	7,500	6,930	6,094
Redevelopment	620	4,588	4,340	4,149	4,590	4,280
Non-residential/other, net (4)	685	12,075	11,319	11,156	13,246	13,866
Straight-line rent concessions (5)	-	(1,461)	(3,036)	(2,945)	(3,369)	4,150
Total rental and other property revenues	51,654	369,165	360,620	348,757	352,876	359,787

Property operating expenses:
Same-property		100,032	102,671	96,306	97,825	97,613
Acquisitions (2)		4,744	4,956	4,459	4,614	4,476
Development (3)		3,569	3,411	2,983	2,687	2,438
Redevelopment		1,650	1,763	1,685	1,774	1,845
Non-residential/other, net (4) (6)		1,961	2,530	2,060	3,579	4,354
Total property operating expenses		111,956	115,331	107,493	110,479	110,726

Net operating income (NOI):
Same-property		230,298	222,482	218,643	219,981	219,860
Acquisitions (2)		10,106	9,833	9,489	9,059	9,448
Development (3)		5,214	4,644	4,517	4,243	3,656
Redevelopment		2,938	2,577	2,464	2,816	2,435
Non-residential/other, net (4)		10,114	8,789	9,096	9,667	9,512
Straight-line rent concessions (5)		(1,461)	(3,036)	(2,945)	(3,369)	4,150
Total NOI		$257,209	$245,289	$241,264	$242,397	$249,061

Same-property metrics
Operating margin		70%	68%	69%	69%	69%
Annualized turnover (7)		36%	47%	45%	40%	46%
Financial occupancy (8)		96.1%	96.4%	96.6%	96.7%	96.5%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2020.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2020.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)	Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.
(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Same-Property Revenue Results by County - Fourth Quarter 2021 vs. Fourth Quarter 2020 and Third Quarter 2021
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q4 '21 % of Actual NOI	Q4 '21	Q4 '20	% Change	Q4 '21	Q4 '20	% Change	Q4 '21	Q4 '20	% Change	Q3 '21	% Change

Southern California
Los Angeles County	8,526	18.2%	$2,479	$2,435	1.8%	95.8%	95.9%	-0.1%	$61,834	$56,733	9.0%	$59,777	3.4%
Orange County	5,439	12.3%	2,398	2,234	7.3%	96.3%	97.2%	-0.9%	39,246	35,809	9.6%	38,447	2.1%
San Diego County	4,582	9.1%	2,153	1,999	7.7%	96.7%	97.7%	-1.0%	29,358	27,804	5.6%	30,281	-3.0%
Ventura County	2,253	4.6%	2,016	1,895	6.4%	97.1%	98.7%	-1.6%	14,084	13,064	7.8%	13,942	1.0%
Total Southern California	20,800	44.2%	2,336	2,228	4.8%	96.2%	96.8%	-0.6%	144,522	133,410	8.3%	142,447	1.5%

Northern California
Santa Clara County	7,408	18.2%	2,695	2,739	-1.6%	96.4%	96.9%	-0.5%	58,262	58,506	-0.4%	56,772	2.6%
Alameda County	2,954	6.6%	2,493	2,515	-0.9%	95.9%	96.3%	-0.4%	21,625	21,282	1.6%	21,054	2.7%
San Mateo County	1,962	4.5%	2,819	2,938	-4.1%	95.6%	95.9%	-0.3%	15,860	16,677	-4.9%	15,664	1.3%
Contra Costa County	2,570	5.8%	2,457	2,409	2.0%	96.5%	97.6%	-1.1%	19,031	18,506	2.8%	19,384	-1.8%
San Francisco	1,178	2.5%	2,697	2,794	-3.5%	95.4%	93.3%	2.3%	9,391	9,502	-1.2%	9,552	-1.7%
Total Northern California	16,072	37.6%	2,635	2,673	-1.4%	96.1%	96.5%	-0.4%	124,169	124,473	-0.2%	122,426	1.4%

Seattle Metro	10,218	18.2%	1,968	1,911	3.0%	95.7%	95.8%	-0.1%	61,639	59,590	3.4%	60,280	2.3%

Total Same-Property	47,090	100.0%	$2,358	$2,311	2.0%	96.1%	96.5%	-0.4%	$330,330	$317,473	4.0%	$325,153	1.6%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Same-Property Revenue Results by County - Twelve months ended December 31, 2021 vs. Twelve months ended December 31, 2020
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	YTD 2021 % of Actual NOI	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change

Southern California
Los Angeles County	8,526	17.7%	$2,441	$2,467	-1.1%	96.1%	95.1%	1.1%	$236,896	$235,531	0.6%
Orange County	5,439	12.1%	2,310	2,236	3.3%	97.1%	96.3%	0.8%	150,475	142,897	5.3%
San Diego County	4,582	9.3%	2,071	1,995	3.8%	97.3%	97.0%	0.3%	115,746	110,444	4.8%
Ventura County	2,253	4.5%	1,957	1,890	3.5%	97.8%	97.3%	0.5%	54,789	51,899	5.6%
Total Southern California	20,800	43.6%	2,273	2,240	1.5%	96.8%	96.0%	0.8%	557,906	540,771	3.2%

Northern California
Santa Clara County	7,408	18.4%	2,680	2,818	-4.9%	96.5%	96.4%	0.1%	229,153	245,690	-6.7%
Alameda County	2,954	6.5%	2,477	2,577	-3.9%	96.1%	95.7%	0.4%	84,728	88,556	-4.3%
San Mateo County	1,962	4.8%	2,818	3,063	-8.0%	95.2%	96.0%	-0.8%	63,620	70,130	-9.3%
Contra Costa County	2,570	6.0%	2,429	2,430	0.0%	96.6%	97.1%	-0.5%	75,402	74,262	1.5%
San Francisco	1,178	2.6%	2,680	3,007	-10.9%	95.8%	94.1%	1.8%	37,610	41,108	-8.5%
Total Northern California	16,072	38.3%	2,620	2,755	-4.9%	96.2%	96.1%	0.1%	490,513	519,746	-5.6%

Seattle Metro	10,218	18.1%	1,914	1,931	-0.9%	96.2%	96.0%	0.2%	239,819	243,900	-1.7%

Total Same-Property	47,090	100.0%	$2,313	$2,349	-1.5%	96.4%	96.0%	0.4%	$1,288,238	$1,304,417	-1.2%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.
Same-Property Operating Expenses - Quarter and Year to Date as of December 31, 2021 and 2020
(Dollars in thousands)

	Based on 47,090 apartment homes

	Q4 '21	Q4 '20	% Change	% of Op. Ex.	YTD 2021	YTD 2020	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$38,798	$38,266	1.4%	38.8%	$155,047	$151,358	2.4%	39.1%
Maintenance and repairs	21,690	20,050	8.2%	21.7%	82,803	81,580	1.5%	20.9%
Administrative	15,349	15,713	-2.3%	15.3%	62,518	64,745	-3.4%	15.8%
Utilities	19,282	19,056	1.2%	19.3%	76,816	72,660	5.7%	19.4%
Insurance and other	4,913	4,528	8.5%	4.9%	19,650	17,483	12.4%	4.8%
Total same-property operating expenses	$100,032	$97,613	2.5%	100.0%	$396,834	$387,826	2.3%	100.0%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Development Pipeline - December 31, 2021
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 12/31/21 (3)	% Leased as of 1/31/22 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	91	3	94	94	879	0%	0%	0%	Q3 2019	Q1 2022	Q2 2022
Total Development Projects - Consolidated			107	-	91	3	94	94	879

Land Held for Future Development - Consolidated
Other Projects	Various	100%	-	-	21	-	21	21
Total Development Pipeline - Consolidated			107	-	112	3	115	115

Development Projects - Joint Venture (4)
Scripps Mesa Apartments (5)	San Diego, CA	51%	264	2,000	44	58	102	52	383	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			264	2,000	44	58	102	52	$383

Grand Total - Development Pipeline			371	2,000	$156	$61	$217	167
Essex Cost Incurred to Date - Pro Rata								(134)
Essex Remaining Commitment								$33

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.
(3)	Calculations are based on multifamily operations only.
(4)
For the fourth quarter of 2021, the Company's cost includes $1.1 million of capitalized interest, $1.1 million of capitalized overhead and $0.2 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Capital Expenditures - December 31, 2021 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 '21	Trailing 4 Quarters
Same-property portfolio	$11,859	$38,038
Non-same property portfolio	1,987	7,038
Total revenue generating capital expenditures	$13,846	$45,076

Number of same-property interior renovations	468	2,293
Number of total consolidated interior renovations	505	2,390

Non-Revenue Generating Capital Expenditures (3)	Q4 '21	Trailing 4 Quarters
Non-revenue generating capital expenditures	$26,052	$98,890
Average apartment homes in quarter	51,593	51,669
Capital expenditures per apartment homes in the quarter	$505	$1,914

(1)	The Company incurred $0.1 million of capitalized interest, $3.7 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q4 2021.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Q4 2021 excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, costs related to the COVID-19 pandemic, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Co-investments and Preferred Equity Investments - December 31, 2021
(Dollars in thousands, except in footnotes)
	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021

Operating and Other Non-Consolidated Joint Ventures									NOI
Wesco I, III, IV, V, and VI (1)	52%	5,807	$1,962,643	$1,262,730	$168,198	2.3%	3.1		$24,333	$90,947
BEXAEW, BEX II, BEX III, BEX IV, and 500 Folsom	50%	3,083	1,235,663	519,657	270,550	2.5%	9.1	(4)	13,560	52,945
Other (2)	52%	1,367	554,170	405,926	126,503	2.9%	2.6		4,816	15,710
Total Operating and Other Non-Consolidated Joint Ventures		10,257	$3,752,476	$2,188,313	$565,251	2.5%	4.4		$42,709	$159,602

Development Non-Consolidated Joint Ventures (3)	50%	264	43,451	89,250	11,076	0.8%	38.4	(5)	-	-
Total Non-Consolidated Joint Ventures		10,521	$3,795,927	$2,277,563	$576,327	2.4%	5.8		$42,709	$159,602

	Essex Portion of NOI and Expenses
NOI	$22,166	$82,776
Depreciation	(16,467)	(61,059)
Interest expense and other	(7,042)	(26,549)
Equity income from non-core co-investment	36,336	55,602
Loss on early retirement of debt from unconsolidated co-investment	(7)	(25)
Legal settlement from unconsolidated co-investment	857	857
Net income from operating and other co-investments	$35,843	$51,602

		Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments				$15,169	$56,589
Income from early redemption of preferred equity investments				17	3,530
Preferred Equity Investments (6)	$565,930	10.2%	2.6	$15,186	$60,119

Total Co-investments	$1,142,257			$51,029	$111,721

(1)	As of December 31, 2021, the Company’s investment in Wesco I was classified as a liability of $35.3 million due to distributions received in excess of the Company's investment.
(2)
As of December 31, 2021, the Company’s investment in Expo was classified as a liability of $0.2 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(3)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(4)	$132.0 million of the debt related to 500 Folsom, one of the Company's co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(5)	Scripps Mesa Apartments has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(6)	As of December 31, 2021, the Company has invested in 22 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2022 FFO Guidance Range
The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.

	2021	2022 Full-Year Guidance Range
($'s in thousands, except per share data)	Actuals (1)	Low End	High End	Comments About 2022 Full-Year Guidance

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$996,970	$1,081,000	$1,106,000	Includes a range of same-property NOI growth of 8.0% to 10.8%

Straight-Line Rent Concessions from Consolidated Communities	(10,811)	(2,600)	(7,600)	Reflects the non-cash impact of recording lease concessions on a straight-line basis

Accretion from Acquisitions/Dispositions/Preferred Equity	-	4,300	6,300	Assumes reinvestment of preferred equity redemption proceeds into new acquisitions and new preferred equity investments

Management Fees	9,138	10,400	11,400

Interest Expense
Interest expense, before capitalized interest	(198,510)	(199,300)	(195,700)
Interest capitalized	6,159	600	2,600
Net interest expense	(192,351)	(198,700)	(193,100)

Recurring Income and Expenses
Interest and other income	23,065	16,400	18,400
FFO from co-investments	112,816	105,600	109,500
General and administrative	(50,812)	(53,000)	(55,000)
Corporate-level property management expenses	(36,188)	(40,000)	(41,000)
Non-controlling interest	(10,517)	(12,000)	(11,000)
Total recurring income and expenses	38,364	17,000	20,900

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(203)
Deferred tax expense on unrealized gain on unconsolidated co-investments	(15,668)
Gain on sale of marketable securities	3,400
Unrealized gains on marketable securities	33,104
Provision for credit losses	(141)
Equity income from non-core co-investments	55,602
Loss on early retirement of debt, net	(19,010)
Loss on early retirement of debt from unconsolidated co-investment	(25)
Income from early redemption of preferred equity investments and notes receivable	8,469
General and administrative and other, net	(1,026)
Insurance reimbursements, legal settlements, and other, net	35,234
Total non-core income and expenses	99,736	-	-

Funds from Operations (2)	$941,046	$911,400	$943,900

Funds from Operations per diluted Share	$13.98	$13.46	$13.94

% Change - Funds from Operations	9.4%	-3.7%	-0.3%

Core Funds from Operations (excludes non-core items)	$841,310	$911,400	$943,900

Core Funds from Operations per diluted Share	$12.49	$13.46	$13.94

% Change - Core Funds from Operations	-2.6%	7.8%	11.6%

EPS - Diluted	$7.51	$4.62	$5.10

Weighted average shares outstanding - FFO calculation	67,335	67,700	67,700

(1)	All non-core items are excluded from the 2021 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2022 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliation of Projected EPS, FFO and Core FFO per diluted share
With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.
		2022 Guidance Range (1)
		1st Quarter 2022		Full-Year 2022

	2021
	Actuals	Low	High	Low	High
EPS - diluted	$7.51	$1.03	$1.15	$4.62	$5.10
Conversion from GAAP share count	(0.25)	(0.04)	(0.04)	(0.16)	(0.16)
Depreciation and amortization	8.63	2.21	2.21	8.84	8.84
Noncontrolling interest related to Operating Partnership units	0.24	0.04	0.04	0.16	0.16
Gain on sale of real estate	(2.12)	-	-	-	-
Gain on remeasurement of co-investment	(0.03)	-	-	-	-
FFO per share - diluted	$13.98	$3.24	$3.36	$13.46	$13.94
Expensed acquisition and investment related costs	-	-	-	-	-
Deferred tax expense on unrealized gain on unconsolidated co-investments	0.23	-	-	-	-
Gain on sale of marketable securities	(0.05)	-	-	-	-
Unrealized gains on marketable securities	(0.49)	-	-	-	-
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.83)	-	-	-	-
Loss on early retirement of debt, net	0.28	-	-	-	-
Loss on early retirement of debt from unconsolidated co-investment	-	-	-	-	-
Income from early redemption of preferred equity investments and notes receivable	(0.13)	-	-	-	-
General and administrative and other, net	0.02	-	-	-	-
Insurance reimbursements, legal settlements, and other, net	(0.52)	-	-	-	-
Core FFO per share - diluted	$12.49	$3.24	$3.36	$13.46	$13.94

(1)
2022 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.
Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of December 31, 2021
(Dollars in thousands)

Acquisitions (1)			Essex			Total
		Apartment	Ownership			Contract		Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price		Apartment Home (2)	Rent

The Village at Toluca Lake (3)	Burbank, CA	145	100%	EPLP	Jun-21	$31,750		$438	$2,294
	Q2 2021	145				$31,750		$438

Martha Lake Apartments	Lynwood, WA	155	50%	JV	Sep-21	$53,000	(4)	$342	$1,628
	Q3 2021	155				$53,000	(4)	$342

Monterra in Mill Creek	Mill Creek, WA	139	50%	JV	Oct-21	$55,000	(4)	$396	$1,786
The Rexford	Fremont, CA	203	50%	JV	Nov-21	112,500	(4)	549	$2,835
Silver (5)	San Jose, CA	268	58%	JV	Nov-21	132,400	(4)	494	$2,569
Canvas Apartments	Seattle, WA	123	100%	EPLP	Dec-21	47,600		387	$1,721
	Q4 2021	733				$347,500		$473

	2021 Total	1,033				$432,250		$448

Dispositions Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price	Price per Apartment Home

Hidden Valley	Simi Valley, CA	324	100%	EPLP	Feb-21	$105,000	$324
Park 20	San Mateo, CA	197	100%	EPLP	Feb-21	113,000	574
Axis 2300	Irvine, CA	115	100%	EPLP	Feb-21	57,500	500
	Q1 2021	636				$275,500	$433

Devonshire Apartments	Hemet, CA	276	100%	EPLP	Aug-21	$54,500	$197
	Q3 2021	276				$54,500	$197

	2021 Total	912				$330,000	$362

(1)
In November 2021, the Company purchased a managing interest in a single asset entity owning a 179-unit apartment home community located in Vista, CA for a contract price of $44.0 million, at the Company’s pro rata share.

(2)	Price per apartment home excludes value allocated to retail space.
(3)
In June 2021, the Company purchased its joint venture partner's membership interest in the BEX III, LLC co-investment that owned The Village at Toluca Lake based on a property valuation of $63.5 million. In conjunction with the acquisition, $29.5 million of mortgage debt that encumbered the property was paid off.

(4)	Represents the contract price for the entire property, not the Company’s share.
(5)
In November 2021, the Company converted its existing $11.0 million preferred equity investment in Silver into an equity ownership interest in the property. Based on a VIE analysis, the Company accounts for this investment under the equity method.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)
Delinquencies for Fourth Quarter 2021	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial	Total
Operating apartment community units	47,090	11,935	59,025	N/A	N/A

Cash delinquencies as % of scheduled rent	1.6%	2.0%	1.6%	N/A	N/A
Reported delinquencies as % of scheduled rent (1)	1.9%	2.8%	2.0%	N/A	N/A
Reported delinquencies in 4Q 2021 (2) (3)	$(6.2)	$(1.5)	$(7.7)	$0.8	$(6.9)
Reported delinquencies in 4Q 2020 (2)	$(8.7)	$(1.6)	$(10.3)	$(1.2)	$(11.5)

Impact to 4Q 2021 Core FFO per share	$0.04	$0.00	$0.04	$0.03	$0.07
Impact to Core FFO per share growth	1.2%	0.0%	1.3%	1.0%	2.3%

Total cumulative cash delinquencies (4)	$(57.0)	$(9.7)	$(66.7)	N/A	N/A
Net accounts receivable balance	$4.3	$0.4	$4.7	N/A	N/A

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended December 31, 2021.
(2)	Co-investment delinquencies reported at the Company's pro rata share.
(3)	Commercial delinquencies in 4Q 2021 includes a reduction of the straight-line rent reserve of $0.7 million and includes co-investment amounts at the Company's pro rata share.
(4)	Represents cash delinquencies from the period of April 1, 2020 to December 31, 2021. This includes $4.7 million of the net accounts receivable balance.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis
	Preliminary Estimate
Same-Property Portfolio	January 2022	4Q 2021		4Q 2021	4Q 2020	YTD 2021	YTD 2020
Cash delinquencies as % of scheduled rent	2.7%	1.6%	Reported rental revenue (cash basis concessions)	$330.3	$317.5	$1,288.2	$1,304.4
			Straight-line rent impact to rental revenue	(1.4)	3.4	(10.2)	19.4
New lease rates (1)	17.2%	17.1%	GAAP rental revenue	$328.9	$320.9	$1,278.0	$1,323.8
Renewal rates (2)	12.2%	10.7%
Blended rates	15.4%	13.9%	% change - reported rental revenue	4.0%		-1.2%
			% change - GAAP rental revenue	2.5%		-3.5%
Financial occupancy	96.4%	96.1%

(1)	Represents % change on a net-effective basis, including the impact of leasing incentives.
(2)	Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17  E S S E X P R O P E R T Y T R U S T, I N C                                    2022 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions                                                                     Preliminary Forecast Summary:               Forecast Assumptions:                  2022 GDP Growth = +3.7%             Hybrid return-to-office momentum accelerates in 1H22               2022 U.S. job growth = +2.9%; Dec-22 unemployment rate = 3.9%             Successful vaccines prevent COVID-related shutdowns in 2022               2022 Multifamily supply in ESS markets remains below 1% growth              Inflation rates remain above the trend level of the past three decades                                                                                                  Residential Supply (1)                Job Forecast (2)       Rent Forecast (3)  Market     New MF Supply  New SF Supply  Total Supply  MF Supply as % of MF Stock  % of Total Supply to Total Stock        Est. New Jobs  % Growth     Economic Rent Growth                                         Los Angeles     8,600  6,600  15,200  0.5%  0.4%        200,000  4.6%     8.2%  Orange     3,500  3,900  7,400  0.8%  0.7%        49,000  3.0%     6.9%  San Diego     4,700  3,350  8,050  1.0%  0.7%        54,000  3.7%    5.8%  Ventura     800  300  1,100  1.2%  0.4%        7,000  2.3%     4.7%  So. Cal.     17,600  14,150  31,750  0.7%  0.5%        310,000  4.0%     7.1%                                         San Francisco     3,200  450  3,650  0.8%  0.5%        69,000  6.3%     10.0%  Oakland     4,200  3,700  7,900  1.2%  0.8%        44,000  3.9%    7.5%  San Jose     4,300  2,400  6,700  1.7%  1.0%        44,000  3.9%     8.9%  No. Cal.     11,700  6,550  18,250  1.2%  0.8%        157,000  4.7%     8.7%                                         Seattle     8,500  6,300  14,800  1.7%  1.1%        63,000  3.6%     7.2%                                         Total/Weighted Avg. (4)     37,800  27,000  64,800  0.9%  0.6%        530,000  4.1%     7.7%                                    All data are based on Essex Property Trust, Inc. forecasts.                                                                         (1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological assumption ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets, given on-going construction labor constraints and supply-chain delays.                                                                 (2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q22 over 4Q21, expressed as total new jobs and growth rates.                                                                (3) Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2022 vs 2021 (T4Q year-over-year average), and excludes submarkets not targeted by Essex.                                                                (4) Weighted Average: Rent growth rates are weighted by scheduled rent in the Company's Portfolio.

ESSEX PROPERTY TRUST, INC

U.S. Increases in Permitting Activity During the Pandemic

(2-Years of Permitting 2020 & 2021)

<2%
2% - 4%
>4%
Seattle, WA +3.2%
Northern CA +1.3%
Southern CA +1.2%
Salt Lake City, UT +5.1%
Phoenix, AZ +5.0%
Denver, CO +3.9%
Dallas, TX +4.5%
Austin, TX +10.3%
Houston, TX +5.0%
Nashville, TN +6.9%
Huntsville, AL +4.9%
Atlanta, GA +2.9%
Orlando, FL +5.2%
Miami +1.8%
Charleston, SC +5.3%
Charlotte, NC+5.0%
Raleigh, NC+7.1%
DC Metro +2.1%
NY Metro Area +1.3%

Source: Census Bureau

 E S S E X P R O P E R T Y T R U S T, I N C                              U.S. Increases in Permitting Activity During the Pandemic                                                               ●   Permitting activity in the U.S. increased significantly throughout the pandemic, led by markets with low-barriers to supply, while Essex’s high-barrier markets reflect permitting activity in-line with long-term averages. As such, we expect new supply deliveries to remain low over the next several years on the West Coast.                                                                                                                                                        HQ Status      Reopening Details                        Soft Open      Plans "return to office-centric baseline" with "most back in the office by early fall"                        Soft Open      Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day                        April      Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021                        September      Office-centric opening expected by Labor Day                        Early May      Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%                        Early May      Rolling re-opening starting in May; WFH option until offices can reach 50% capacity                        Soft Open      March 29th soft opening of new Mission Bay (SF) HQ office                                                    Source: Census Bureau(1) Represents total multifamily and single-family permits issued in 2020 & 2021 as a % of 2019 "pre-COVID" stock              .                See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.1                                                                                                        AZ  UT  NV  CA  NM  OR  W  A  WY  ID  MT  ND  SD  NE  CO  KS  OK  TX  MN  IA  MO  AR  L  A  WI  MI  IL  IN  KY  TN  MS  AL  GA  FL  SC  NC  V  A  OH  WV  RI  DE  NJ  DC    P  A  NY  ME  NH  VT  MA  C  T  MD  Houston, TX +5.0%  Dallas, TX +4.5%  NY Metro Area +1.3%  Austin, TX +10.3%  Atlanta, GA +2.9%  Orlando, FL +5.2%      Seattle, WA +3.2%  Charlotte, NC+5.0%  Nashville, TN +6.9%  DC Metro +2.1%  Miami +1.8%  Southern CA +1.2%  Northern CA +1.3%                                                      Denver, CO +3.9%  Total Permits as a % of Stock Throughout the Pandemic(1)(2-Years of Permitting 2020 & 2021)      Phoenix, AZ +5.0%      Salt Lake City, UT +5.1%              <2%  2% - 4%  >4%      Charleston, SC +5.3%      Huntsville, AL +4.9%      Raleigh, NC+7.1%
S E X P R O P E R T Y T R U S T, I N C                              U.S. Increases in Permitting Activity During the Pandemic                                                               ●   Permitting activity in the U.S. increased significantly throughout the pandemic, led by markets with low-barriers to supply, while Essex’s high-barrier markets reflect permitting activity in-line with long-term averages. As such, we expect new supply deliveries to remain low over the next several years on the West Coast.                                                                                                                                                        HQ Status      Reopening Details                        Soft Open      Plans "return to office-centric baseline" with "most back in the office by early fall"                        Soft Open      Soft HQ reopening on March 29th, with full re-opening targeted for Labor Day                        April      Soft Bay Area and Seattle re-openings in April; full U.S. return targeted for September 2021                        September      Office-centric opening expected by Labor Day                        Early May      Phased re-openings in SF, Palo Alto, Irvine in May, increasing gradually from 20% to 75%                        Early May      Rolling re-opening starting in May; WFH option until offices can reach 50% capacity                        Soft Open      March 29th soft opening of new Mission Bay (SF) HQ office                                                    Source: Census Bureau(1) Represents total multifamily and single-family permits issued from 2020 to 2021, as a % of 2019 "pre-COVID" stock              .                See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-17.1                                                                                                        AZ  UT  NV  CA  NM  OR  W  A  WY  ID  MT  ND  SD  NE  CO  KS  OK  TX  MN  IA  MO  AR  L  A  WI  MI  IL  IN  KY  TN  MS  AL  GA  FL  SC  NC  V  A  OH  WV  RI  DE  NJ  DC    P  A  NY  ME  NH  VT  MA  C  T  MD  Houston, TX +5.0%  Dallas, TX +4.5%  NY Metro Area +1.3%  Austin, TX +10.3%  Atlanta, GA +2.9%  Orlando, FL +5.2%      Seattle, WA +3.2%  Charlotte, NC+5.0%  Nashville, TN +6.9%  DC Metro +2.1%  Miami +1.8%  Southern CA +1.2%  Northern CA +1.3%                                                      Denver, CO +3.9%  Total Permits as a % of Stock Throughout the Pandemic(1)(2020 - 2021)      Phoenix, AZ +5.0%      Salt Lake City, UT +5.1%              <2%  2% - 4%  >4%      Charleston, SC +5.3%      Huntsville, AL +4.9%      Raleigh, NC+7.1%

 E S
E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation
The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.
The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):
Three Months Ended December 31,2021
Net income available to common stockholders	$136,874
Adjustments:
Net income attributable to noncontrolling interest	7,251
Interest expense, net (1)	47,849
Depreciation and amortization	132,179
Income tax provision	61
Co-investment EBITDAre adjustments	23,398
EBITDAre	347,612

Gain on sale of marketable securities	(901)
Unrealized gains on marketable securities	(9,332)
Provision for credit losses	251
Equity income from non-core co-investment	(36,336)
Deferred tax expense on unrealized gain on unconsolidated co-investment	10,277
General and administrative and other, net	261
Insurance reimbursements and legal settlements, net	(35,044)
Income from early redemption of preferred equity investments	(209)
Expensed acquisition and investment related costs	39
Loss on early retirement of debt from unconsolidated co-investment	7
Adjusted EBITDAre	$276,653

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered
Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.
Funds From Operations ("FFO") and Core FFO
FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".
Interest Expense, Net
Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):
	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Interest expense	$50,487	$203,125
Adjustments:
Total return swap income	(2,638)	(10,774)
Interest expense, net	$47,849	$192,351

Immediately Available Liquidity

The Company's immediately available liquidity as of January 31, 2022, consisted of the following (Dollars in millions):
January 31, 2022
Unsecured credit facility - committed	$1,235
Balance outstanding	265
Undrawn portion of line of credit	$970
Cash, cash equivalents & marketable securities	219
Total liquidity	$1,189

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre
This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):
Total consolidated debt, net	$6,287,410
Total debt from co-investments at pro rata share	1,132,320
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	41,772
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	6,539
Consolidated cash and cash equivalents-unrestricted	(48,420)
Pro rata co-investment cash and cash equivalents-unrestricted	(28,100)
Loans to unconsolidated co-investments	(169,675)
Marketable securities	(228,021)
Net Indebtedness	$6,993,825

Adjusted EBITDAre, annualized (1)	$1,106,612
Other EBITDAre normalization adjustments, net, annualized (2)	2,106
Adjusted EBITDAre, normalized and annualized	$1,108,718

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	6.3

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations
NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):
	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
Earnings from operations	$101,262	$111,931	$529,995	$491,441
Adjustments:
Corporate-level property management expenses	9,068	8,549	36,188	34,573
Depreciation and amortization	132,179	130,127	520,066	525,497
Management and other fees from affiliates	(2,431)	(2,286)	(9,138)	(9,598)
General and administrative	17,092	23,144	51,838	65,388
Expensed acquisition and investment related costs	39	1,487	203	1,591
Impairment loss	-	1,825	-	1,825
Gain on sale of real estate and land	-	(25,716)	(142,993)	(64,967)
NOI	257,209	249,061	986,159	1,045,750
Less: Non-same property NOI	(26,911)	(29,201)	(94,755)	(129,158)
Same-Property NOI	$230,298	$219,860	$891,404	$916,592

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants
Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").
The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.
Secured Debt
Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.
Unencumbered NOI to Adjusted Total NOI
This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2021, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2021 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):
Annualized Q4'21 (1)
NOI	$1,028,836
Adjustments:
NOI from real estate assets sold or held for sale	481
Other, net (2)	2,281
Adjusted Total NOI	1,031,598
Less: Encumbered NOI	(58,996)
Unencumbered NOI	$972,602

Encumbered NOI	$58,996
Unencumbered NOI	972,602
Adjusted Total NOI	$1,031,598

Unencumbered NOI to Adjusted Total NOI	94%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.4